PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A

               $100,000,000 5.95% Asset Backed Notes, Class A

                    PARAGON AUTO RECEIVABLES CORPORATION
                                  (Seller)

                       PARAGON ACCEPTANCE CORPORATION
                                 (Servicer)

                           UNDERWRITING AGREEMENT

                                                                March 24, 1999

Credit Suisse First Boston Corporation
(the "Underwriter")
Eleven Madison Avenue
New York, NY 10010-3629


Ladies and Gentlemen:

         Paragon Auto Receivables Corporation, a Delaware corporation (the "Seller") and a wholly owned special purpose subsidiary of Paragon Acceptance Corporation, a Delaware corporation ("Paragon"), proposes to sell to the Underwriter $100,000,000 aggregate principal amount of Class A 5.95% Asset Backed Notes (the "Notes"). The Notes are issued by the Paragon Auto Receivables Owner Trust 1999-A (the "Trust"). The Trust also will issue $2,564,102.56 aggregate principal amount of certificates (the "Certificates"). Each Certificate will represent a fractional undivided interest in the Trust and will be initially sold to the Seller. Each Note will be secured by the assets of the Trust pursuant to the Indenture (as defined below).

         The assets of the Trust will include, among other things, a pool of motor vehicle retail installment contracts sold and assigned by the Seller to the Trust on the Closing Date (the "Receivables"), secured by new and used automobiles, light duty trucks and sports utility vehicles (and all accessories thereto) (the "Financed Vehicles"), and all monies due or received thereunder or in respect thereof after February 28, 1999 (the "Cutoff Date"). The receivables will be serviced for the Trust by Paragon in its capacity as servicer (in such capacity, the "Servicer").

         The Receivables will be sold to the Seller by Paragon pursuant to a Receivables Purchase Agreement, to be dated as of the Closing Date ("Receivables Purchase Agreement"), between the Seller and Paragon. The Receivables will be conveyed by the Seller to the Trust pursuant to a Sale and Servicing Agreement, to be dated as of the Closing Date, between the Seller, the Servicer,




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Norwest Bank Minnesota, National Association, as indenture trustee (the
"Indenture Trustee"), and Wilmington Trust Company, as owner trustee (the "Trustee") (the "Sale and Servicing Agreement"). Pursuant to an Insurance and Indemnity Agreement (the "Insurance Agreement") among MBIA Insurance Corporation (the "Note Insurer"), the Servicer, the Backup Servicer, the Indenture Trustee, Paragon and the Seller, the Note Insurer has issued its financial guaranty insurance policy (the "Policy") to the Indenture Trustee for the benefit of the Noteholders guaranteeing timely payment of interest on and principal of the Notes.

         The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (the "Indenture"), between the Trust and the Indenture Trustee. The Certificates will be issued pursuant to a Trust Agreement, to be dated as of the Closing Date (the "Trust Agreement"), between the Seller and the Trustee.

         The Seller has prepared in conformity in all material respects with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and filed with the Securities and Exchange Commission (the "Commission") a registration statement (Reg. No. 333-63697), including a prospectus, relating to the Notes. The registration statement as amended at the time it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to as the "Registration Statement." The form of base prospectus included in the Registration Statement as most recently filed with the Commission is referred to as the "Base Prospectus." The form of the prospectus which includes the Base Prospectus dated March 18, 1999 and a prospectus supplement describing the Notes and the offering thereof dated March 24, 1999 (the "Prospectus Supplement"), which prospectus will be filed on or after the date of this Agreement in accordance with Rule 424(b), is referred to in this Agreement as the "Prospectus."

         The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" refers to such rule under the Act. "Transaction Documents" shall mean the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Insurance Agreement, the Policy, this Agreement, the Notes and each Depository Agreement. "Securityholder" means any Noteholder and "Security Owner" means the beneficial owner of any Note. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Sale and Servicing Agreement.

         Paragon and the Seller agree, severally and not jointly, with the Underwriter as follows:

         1. The Seller agrees to sell and deliver to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase the Notes from the Seller.




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         2. The Seller understands that the Underwriter intends (i) to make a public offering of the Notes purchased by it hereunder as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Seller and the Underwriter is advisable and (ii) initially to offer the Notes purchased by the Underwriter hereunder upon the terms set forth in the Prospectus.

         3. Payment for the Notes purchased by the Underwriter hereunder shall be made to the Seller or to its order by wire transfer of same day funds to the following account of the Seller: Nationsbank, St. Louis, MO, ABA #081000032, Acct. No. 340179237046, Account Name: Paragon Acceptance. The closing of the purchase hereunder shall occur at the office of Mayer Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M., Chicago, Illinois time on March 30, 1999, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Seller may agree upon in writing (the "Closing Date"). As used herein, the term "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in St. Louis, Missouri, Los Angeles, California, New York, New York and Minneapolis, Minnesota are authorized or obligated by law or order to be closed.

         Payment for the Notes purchased by the Underwriter hereunder shall be made against delivery to it on the Closing Date of such Notes in definitive form registered in the name of Cede & Co., as nominee of The Depository Trust Company, and in such denominations, as permitted by the Transaction Documents, as the Underwriter shall request in writing not later than a reasonable time prior to the Closing Date. The Seller shall make such definitive certificates representing the Notes available for inspection by the Underwriter at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 not later than 1:00 P.M., Chicago, Illinois time, on the Business Day prior to the Closing Date.

         4. Paragon and the Seller represent and warrant (severally and not jointly) to, and agree with, the Underwriter that:

                  (a) The Registration Statement, including amendments thereto as may have been required on or prior to the date hereof, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective. The conditions to the use by the Seller of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement.

                  (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to its knowledge, threatened by the Commission, and (i) on the Effective Date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not



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         misleading, (ii) on the date of this Agreement, the Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to written information furnished to the Seller by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of, under the caption "Underwriting" in the Prospectus Supplement, the second and seventh paragraphs and the second sentence of the fourth paragraph (the "Underwriter Information").

                  (c) The computer tapes with respect to the Receivables to be sold to the Trust created as of the Cutoff Date (the "Computer Tapes"), and made available to the Underwriter by Paragon, were complete and accurate in all material respects as of the date thereof.

                  (d) It is a corporation that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as now conducted by it and has full power and authority to acquire, own and sell the Receivables and the other Trust Property. It has the power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party and to carry out their respective terms and to sell and assign the respective property to be sold and assigned to and deposited with the Trustee as Trust Property.

                  (e) The Notes have been duly authorized, and, when issued and delivered pursuant to the Transaction Documents and duly executed and authenticated by the Trustee and the Indenture Trustee, as applicable, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Transaction Documents. The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by it by all necessary corporate action. The Transaction Documents to which it is a party have been duly executed and delivered by it and, when executed and delivered by it and the other parties thereto, each of such Transaction Documents will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies. The Notes and the Transaction Documents conform in all



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         material respects to the descriptions thereof in the Prospectus.
         The Notes and the Indenture have been duly executed and delivered by the Trust and, when the Indenture is executed and the Notes are authenticated by the Indenture Trustee, the Indenture and the Notes will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

                  (f) No consent, approval, license, authorization, or order of, or declaration, or registration or filing with, any court or governmental authority, is required to be made in connection with the execution, delivery or performance by it of any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws and any filings of UCC financing statements.

                  (g) The execution, delivery and performance by it of the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of it, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are found, (ii) result in the creation or imposition of any lien (other than permitted liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) to its knowledge, violate any law, order, rule or regulation applicable to it of any governmental authority having jurisdiction over it or any of its properties.

                  (h) There are no proceedings or investigations pending, or to its knowledge, threatened against it, before any governmental authority having jurisdiction over it or its properties (i) asserting the invalidity of the Agreement or any of the Transaction Documents to which it is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents to which it is a party, (iii) seeking any determination or ruling that would have a material adverse effect on the performance by it of its obligations under, or the validity or enforceability of, any of the Transaction Documents to which it is a party, (iv) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Receivables and the other Trust Property, or (v) which, if determined adversely, could individually or in the aggregate reasonably be expected to materially adversely affect the interests of the holders of any of the Notes or the marketability of any of the Notes.




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                  (i) There are no contracts or other documents of a
         character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus pursuant to the Act and the Rules and Regulations that are not filed or described as required.

                  (j) The representations and warranties of Paragon contained in Section 3.6 of the Sale and Servicing Agreement and
         Section 3.1 of the Receivables Purchase Agreement and of the Seller in Section 3.2 of the Receivables Purchase Agreement are true and correct in all material respects as of the dates of the respective Transaction Documents.

                  (k) KPMG Peat Marwick LLP are independent public accountants with respect to Paragon and the Seller within the meaning of the Act and the Rules and Regulations.

         5. Paragon and the Seller covenant and agree, severally and not jointly, with the Underwriter that:

                  (a) Prior to the termination of the offering of the Notes, the Seller will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus without first furnishing to the Underwriter a copy of the proposed amendment or supplement and giving the Underwriter a reasonable opportunity to review the same. Subject to the foregoing sentence, the Seller will cause the Prospectus, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Seller will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Seller of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Seller of notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) The Seller will deliver, at its expense, to the Underwriter, two copies of the signed Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in Section 5(e), to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriter may reasonably request.

                  (c) If during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriter a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any



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         event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading, or it is necessary to amend or supplement the Prospectus to comply with applicable law, the Seller will forthwith prepare and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Seller) to which Notes may have been sold by the Underwriter, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be materially misleading or so that the Prospectus will comply with applicable law. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                  (d) The Seller will endeavor to qualify the Notes for offer and sale under the Securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and will pay all reasonable fees and expenses (including reasonable fees and disbursements of counsel to the Underwriter to the extent provided in Section 6(iii)) incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriter may designate; provided, however, that the Seller shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that the Seller shall not be required to file a general consent to service of process in any jurisdiction.

                  (e) For the period from the date of this Agreement until the retirement of all of the Notes, the Servicer will furnish to the Underwriter (i) copies of each Servicer's Certificate and the annual statements of compliance delivered to the Trustee or the Indenture Trustee pursuant to the Transaction Documents and the annual independent certified public accountant's servicing reports furnished to the Trustee or the Indenture Trustee pursuant to the Transaction Documents, by first-class mail at the same time such statements and reports are furnished to the Trustee or the Indenture Trustee, (ii) copies of each amendment to any of the Transaction Documents, and (iii) such other information concerning the Trust, Paragon or the Seller as the Underwriter may reasonably request.

                  (f) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by it, it shall furnish or cause to be furnished such documents and use reasonable efforts to take any such other action.

         6. Paragon and the Seller will pay all costs and expenses incident to the performance of their respective obligations under this Agreement, including, without limitation, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes,
(ii) incident to the preparation, printing (or otherwise reproducing), filing and delivery under



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the Act of the Registration Statement, the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriter may designate (including reasonable fees and reasonable disbursements of counsel for the Underwriter), (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the other Transaction Documents and any Blue Sky Memorandum and the furnishing to the Underwriter and dealers of copies of the Registration Statement, and the Prospectus (including exhibits, amendments and supplements thereto) as herein provided, (v) any fees and expenses payable to the Rating Agencies in connection with the rating of the Notes and (vi) any fees and expenses of the Trustee and the Indenture Trustee.

         7. The obligations of the Underwriter to purchase and pay for the Notes will be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date, of the representations and warranties contained herein, to the accuracy of the statements of officers of Paragon and the Seller made in any writing delivered at the Closing pursuant to the provisions hereof, to the performance in all material respects by each of Paragon and the Seller of its obligations hereunder and to the following additional conditions precedent:

                  (a) KPMG shall have furnished to the Underwriter a letter dated as of the date of the Prospectus, substantially in the form of the draft to which the Underwriter previously agreed and otherwise in form and substance reasonably satisfactory to the Underwriter.

                  (b) The form of prospectus used to confirm sales of Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of Paragon or the Seller, contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with in all material respects.

                  (c) The Underwriter shall have received the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Trust Agreement, the Insurance Agreement and the Notes in form and substance, reasonably satisfactory to the Underwriter and duly executed by the signatories required pursuant to the respective terms thereof.

                  (d) The Underwriter shall have received officer's certificates, dated the Closing Date, signed by any Vice President or more senior officer of Paragon and the Seller, representing and warranting that, as of the Closing Date, its representations and warranties in this Agreement and the other Transaction Documents are true and correct in all material respects, that it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the other Transaction Documents at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the



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         best of such officer's knowledge, contemplated by the Commission, and that since the date of this Agreement there has been no material adverse change, or any development involving a material adverse change, in or affecting the Receivables or the business or properties of the Trust or either Paragon or the Seller which materially impairs the investment quality of the Notes.

                  (e) After the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred (i) any material adverse change, or any development involving a material adverse change, in or affecting the business, operations, financial condition or properties of the Trust or either Paragon or the Seller which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes, or (ii) any downgrading in the rating of any debt Notes of Paragon or the Seller by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt Notes (other than an announcement with no implication of a possible downgrading, of such rating).

                  (f) The Underwriter shall have received the opinion of Nancy C. Ferguson, General Counsel of Paragon, dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriter as to certain corporate matters, including, without limitation, as to the due authorization, execution and delivery by, and the enforceability against, Paragon and the Seller of each of the Transaction Documents to which it is a party.

                  (g) The Underwriter shall have received from Mayer, Brown & Platt, special counsel to Paragon and the Seller, opinions, dated as of the Closing Date, and reasonably satisfactory in form and substance to the Underwriter, as to certain corporate matters, tax matters, Notes law matters and security interest matters, including, without limitation, as to the due authorization, execution and delivery by, and enforceability against, Paragon and the Seller of each Transaction Document to which Paragon or the Seller is a party.

                  (h) Mayer, Brown & Platt, special counsel to Paragon and the Seller, shall have furnished opinions, dated as of the Closing Date, with respect to (i) nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Seller on the one hand, and those of Paragon, on the other, if Paragon were to become subject of a case under the Bankruptcy Code, and (ii) the characterization of the transfer of the Receivables from Paragon to the Seller and from the Seller to the Trust and perfection of the Trust's and the Indenture Trustee's interest in the Receivables, satisfactory in form and substance to the Underwriter.

                  (i) The Underwriter shall have received from local counsel in each jurisdiction in which the outstanding Principal Balance of the Receivables as of the Cutoff Date equals or exceeds 20% of the Cutoff Date Pool Balance, an opinion, dated as of the Closing Date, and reasonably satisfactory in form and substance to the Underwriter, as to the validity and



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         perfection of Paragon's security interest in the Financed Vehicles located in such jurisdiction and the effectiveness of the assignment of such security interest to the Indenture Trustee.

                  (j) The Underwriter shall have received from counsel for the Trustee, an opinion, dated as of the Closing Date, and reasonably satisfactory in form and substance to the Underwriter, as to the due authorization, execution and delivery of each Transaction Document to which the Trustee is a party.

                  (k) The Underwriter shall have received from counsel for the Indenture Trustee an opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriter, as to the due authorization, execution and delivery of each Transaction Document to which the Indenture Trustee is a party;

                  (l) The Underwriter shall have received from counsel for the Note Insurer an opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriter, as to the authorization, execution and delivery of the Insurance Agreement and the Policy.

                  (m) If any Rating Agency shall have requested any legal opinion, officer's certificate or other document not required by this Agreement, the Underwriter also shall have received such legal opinion, officer's certificate or other document together with a letter from the party delivering such opinion, certificate or document allowing the Underwriter to rely on such opinion, certificate or document as if it were addressed to the Underwriter.

                  (n) The Notes shall have been rated "AAA" or its equivalent by at least two Rating Agencies, and the Underwriter shall have received copies of letters to that effect dated as of the Closing Date.

                  (o) The Insurance Agreement and the Indemnification Agreement shall have been executed and delivered, in which the
         Note Insurer shall represent, among other representations, that
         (i) the information under the caption "Description of the Insurer" in the Prospectus Supplement was approved by the Note Insurer and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) there has been no change in the financial condition of the Note Insurer since December 31, 1998, which would have a material adverse effect on the Note Insurer's ability to meet its obligations under the Policy.

                  (p) The Policy shall have been issued by the Note Insurer and shall have been duly countersigned by an authorized agent of the Note Insurer, if so required under applicable state law or regulation.

                  (q) The Seller shall have made or caused to be made a deposit in the Reserve Account in the amount of the initial Reserve Account Required Amount.



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         8. Paragon and the Seller, jointly and severally (except as otherwise set forth at the conclusion of this Section 8), agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), incurred by the Underwriter or such controlling person and caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Seller shall have furnished such amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

         The Underwriter agrees to indemnify and hold harmless Paragon and the Seller, and each of their respective directors and officers and each person who controls either of them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Paragon and the Seller to the Underwriter, but only with reference to Underwriter Information delivered by the Underwriter.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Section 8 except to the extent that the Indemnifying Person shall have been prejudiced thereby. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred promptly following submission of a documented request for such reimbursement. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter. Any such



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



separate firm for Paragon and the Seller and their directors, officers and control persons shall be designated in writing by Paragon. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding, and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified part.

         If the indemnification provided for in the first and second paragraphs of this Section 8 is determined by a court to be unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Paragon and the Seller on the one hand and the Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Paragon and the Seller on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Paragon and the Seller on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by Paragon and the Seller and the total underwriting discounts and the commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of Paragon and the Seller on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Paragon and the Seller or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Paragon and the Seller and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         In no case shall the Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by the Underwriter hereunder.

         The Underwriter confirms that the information set forth in the Prospectus Supplement under the caption "Underwriting" in the second and seventh paragraphs and the second sentence of the fourth paragraph is correct and constitutes the only information furnished in writing to Paragon and the Seller by or on behalf of the Underwriter specifically for inclusion in the Prospectus Supplement.

         The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of Paragon and the Seller set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of any Participating Entity or any of their officers or directors or any other person controlling any Participating Entity and (iii) acceptance of and payment for any of the Notes.

         9. Notwithstanding anything herein contained, this Agreement may be terminated by the Underwriter, by written notice given to the Seller, if after the execution and delivery of this Agreement and prior to the Closing Date (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, Paragon or the Seller which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) trading generally shall have been materially suspended or materially limited on the New York Stock Exchange or there shall have been any setting of minimum prices for trading on such exchange; (iii) trading of any Notes of Paragon or the Seller, if any, shall have been suspended on any exchange or in any over-the-counter market; (iv) a moratorium on commercial banking activities in New York or Delaware shall have been declared by either federal, New York or Delaware authorities; or (v) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, or emergency in financial markets if, in the reasonable judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

         10. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         11. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of Paragon or the Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Paragon or the Seller shall be unable to perform its obligations under this Agreement or any condition of the Underwriter's obligations cannot be fulfilled, in each case other than in connection with a termination under Section 9(ii), (iv) or (v), Paragon and the Seller agree to reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated thereunder.

         12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to them at Eleven Madison Avenue, New York, NY 10010-3629 (Facsimile No: (212) 325-8278), Attention: Transaction Advisory Group. Notices to Paragon shall be given to them at 27405 Puerta Real, Suite 200, Mission Viejo, California 92691, (Facsimile No.: (949) 348-8707), Attention: Dennis D. Lamont, with a copy to 200 South Hanley, Suite 800, Clayton, MO 63105, (Facsimile No.:(314)721-3286), Attention:
Nancy C. Ferguson. Notices to the Seller shall be given to them at 27405 Puerta Real, Suite 200, Mission Viejo, California 92691, (Facsimile No.:
(949) 348-8707), Attention: Dennis D. Lamont, President, with a copy to 200 South Hanley, Suite 800, Clayton, MO 63105 (Facsimile No.:(314)721-3286),
Attention: Nancy C. Ferguson, General Counsel.

         13. This Agreement shall inure to the benefit of and be binding upon Paragon and the Seller, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person or entity, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between Paragon and the Seller and the Underwriter in accordance with its terms.

                                   Very truly yours,

                                   PARAGON AUTO RECEIVABLES CORPORATION


                                   By: /s/ Nancy C. Ferguson
                                      ---------------------------------
                                      Name:  Nancy C. Ferguson
                                      Title:  Vice President


                                   PARAGON ACCEPTANCE CORPORATION


                                   By: /s/ Nancy C. Ferguson
                                      ----------------------------------
                                      Name:  Nancy C. Ferguson
                                      Title:   Secretary



The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Richard d'Albert
   ------------------------------
    Name:   Richard d'Albert
    Title:  Managing Director



                                    S-1              Underwriting Agreement